UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant

To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

March 10, 2011

Date of Report (Date of Earliest Event Reported)

CALIFORNIA STEEL INDUSTRIES, INC.

(Exact name of Registrant as Specified in its Charter)

DELAWARE

(State Or Other Jurisdiction Of

Incorporation Or Organization)

333-79587	33-0051150
Commission File Number	(I.R.S. Employer
Identification Number)

14000 SAN BERNARDINO AVENUE
FONTANA, CALIFORNIA	92335
(Address Of Principal Executive Offices)	(Zip Code)

(909) 350-6300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication under Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OF A REGISTRANT.

On March 9, 2011, California Steel Industries exercised its right to redeem its outstanding 6 1/8% Senior Notes due March 15, 2014 (the “Notes”) in accordance with the terms of that certain Indenture dated March 22, 2004. The redemption price for the Notes will be 101.021% of the face value of $150,000,000. The notice to redeem the Notes is irrevocable and the Company expects to complete the redemption on April 8, 2011.

California Steel Industries has entered into a Credit Agreement with Mizuho Corporate Bank dated March 3, 2011, whereby Mizuho will fund $130,000,000 of the Note redemption pursuant to the terms of an unsecured five year term loan. The remainder of the redemption price will be financed pursuant to a draw on the Company’s existing line of credit with Wells Fargo Bank.

A press release discussing the decision to redeem the Notes is attached as an exhibit to this form 8K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1	Press Release of Registrant dated March 10, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

March 10, 2011	CALIFORNIA STEEL INDUSTRIES, INC.

	By:	/S/ VICENTE WRIGHT
Vicente Wright,
President and Chief Executive Officer